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                                                                    EXHIBIT 1.1

               STRUCTURED EQUITY LINE FLEXIBLE FINANCING AGREEMENT



             STRUCTURED EQUITY LINE FLEXIBLE FINANCING AGREEMENT dated as of March 23, 2001 (the "Agreement"), between Cripple Creek Securities, LLC (the "Investor"), and Cygnus, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H :
                              - - - - - - - - - -

             WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may elect to issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), for a maximum aggregate Purchase Price of $33,000,000 (the "Maximum Offering Amount");

             NOW, THEREFORE, the parties hereto agree as follows:


                                       I.

                               CERTAIN DEFINITIONS

             1.1 DEFINED TERMS. As used in this Agreement (including the recitals above), the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "ADDITIONAL AMOUNT" shall have the meaning set forth in Section 2.1(b) hereof.

             "ADDITIONAL PURCHASE DATE" shall mean any Trading Day on which the Investor notifies the Company by delivery of an Investor Notice of the Investor's election to purchase all or a portion of an Additional Amount.

             "ADDITIONAL PURCHASE NOTICE" shall have the meaning set forth in
Section 2.3(b) hereof.

             "AFFILIATE" shall have the meaning ascribed to it in the Securities Act and the rules and regulations promulgated thereunder.

             "BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Company as of September 30, 2000.

             "BANKRUPTCY CODE" shall mean title 11 of the United States Code, as amended.

             "BENEFIT PLAN" shall have the meaning set forth in Section 5.12 hereof.

             "BLOOMBERG" shall mean Bloomberg Financial Press.

             "BLUE SKY LAWS" shall mean the United States and state securities and takeover laws.

             "CALL PURCHASE DATE" shall mean any Trading Day on which the Investor notifies the Company by delivery of an Investor Notice of the Investor's election to purchase all or a portion of an Investor Call Amount.

             "CANCELLATION NOTICE" shall mean a notice delivered by the Company in its sole and absolute discretion to the Investor with respect to an Investment Period notifying the Investor that the Company shall not sell and the Investor shall not purchase Common Stock represented by the Investor Call Amount for such Investment Period.

             "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

             "CLOSING" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.4 hereof.

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             "CLOSING DATE" shall mean, with respect to each purchase and sale of Common Stock, subject to the conditions contained herein, the second Trading Day following the date of receipt of the Investor's Notice to the Company of its election to purchase Common Stock from the Company.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended.

             "COMMITMENT PERIOD" shall mean the period commencing on the date that the first Investment Period begins and expiring on the earliest to occur of
(a) the election by the Company or the Investor to terminate the Investor's obligations and rights to purchase Common Stock pursuant to Section 10.4 herein,
(b) the date on which the Investor shall have made purchases of Common Stock pursuant to this Agreement in an aggregate Purchase Price of $33,000,000, (c) the date this Agreement is terminated pursuant to Section 2.5(b), and (d) June 30, 2003 (subject to extension as provided by Section 2.5(a)(iii)).

             "COMMON STOCK" shall have the meaning set forth in the recitals above.

             "COMPANY ASSETS" shall have the meaning set forth in Section 5.16 hereof.

             "COMPENSATION PLANS" shall mean any stock or option or similar equity-based compensation plans, including employee stock purchase plans.

             "CONDITION SATISFACTION DATE" shall have the meaning set forth in
Section 3.2 hereof.

             "EFFECTIVE DATE" shall mean the date hereof, or such later date as the parties hereto shall have agreed.

             "8% LIMIT" shall have the meaning specified in Section 2.2(b) hereof.

             "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws and regulations relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

             "EQUITY OFFERING" shall mean the issuance and sale by the Company, of any shares of Common Stock or securities which are convertible into or exchangeable for the Common Stock or any warrants, options or other rights to subscribe for or purchase the Common Stock or any such convertible or exchangeable securities other than (i) shares of Common Stock or options to purchase Common Stock which may be issued pursuant to the Compensation Plans or upon conversion or exercise of any securities outstanding on the date hereof,
(ii) shares of Common Stock which may be issued upon exercise of the Warrants or warrants or options or Common Stock issued upon exercise of warrants or options issued after the date hereof with an exercise price approximately equal to the fair market value of the Common Stock on the date of grant (provided that the exception set forth in this clause (ii) shall not apply to warrants or options issued after the date hereof in an aggregate amount exceeding twenty-five percent (25%) of the Company's issued and outstanding Common Stock as of the date hereof), and (iii) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities, in each case which are issued pursuant to this Agreement, pursuant to the Convertible Debenture and Warrant Purchase Agreement, dated as of June 29, 1999, in strategic partnering transactions that do not result in any acquisition or other change in control of the Company, or in connection with any merger or other acquisition transaction.

             "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

             "FLOOR PRICE" shall be the dollar amount designated by the Company in a Mandatory Purchase Notice; provided that, in the case of a sixty (60) day Investment Period, the Company may reset the Floor Price on the thirtieth (30th) day of such Investment Period upon at least ten (10) days prior written notice to the Investor, and, in the case of a ninety (90) day Investment Period, the Company may reset the Floor Price on the thirtieth (30th) and/or

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the sixtieth (60th) day(s) of such Investment Period, each upon at least ten
(10) days prior written notice to the Investor. In the event a Mandatory Purchase Notice is not timely delivered with respect to a certain Investment Period, the Floor Price as set at the end of the preceding Investment Period will continue to be the Floor Price.

             "FOOD AND DRUG ACT" shall mean the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 301 ET seq. and the rules and regulations promulgated thereunder.

             "GAAP" shall have the meaning set forth in Section 5.9(a).

             "GOVERNMENTAL ENTITY" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

             "INVESTMENT AMOUNT" shall mean the dollar amount paid by the Investor pursuant to any Mandatory Purchase, Additional Amount or Investor Call Amount.

             "INVESTMENT PERIOD" shall mean each successive thirty (30), sixty
(60) or ninety (90) day period, as mutually agreed upon in writing by the parties prior to the beginning of each such Investment Period, commencing on the first Trading Day subsequent to the expiration of the immediately preceding Investment Period, unless otherwise agreed upon by the parties.

             "INVESTOR CALL AMOUNT" shall have the meaning set forth in Section 2.1(c) hereof.

             "INVESTOR CALL PURCHASE NOTICE" shall have the meaning set forth in
Section 2.3(c) hereof.

             "INVESTOR NOTICE" shall have the meaning set forth in Section 2.3(d)(ii) hereof.

             "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Company.

             "KNOWLEDGE OF THE INVESTOR" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Investor.

             "LIENS" shall have the meaning set forth in Section 5.16 hereof.

             "MANDATORY PURCHASE" shall have the meaning set forth in Section 2.1(a) hereof.

             "MANDATORY PURCHASE DATE" shall mean any Trading Day during any Investment Period on which the Investor notifies the Company by delivery of an Investor Notice of its election to purchase all or a portion of the Minimum Obligation (subject to the limitations set forth in Section 2.1(a)) in respect of such Investment Period.

             "MANDATORY PURCHASE NOTICE" shall have the meaning set forth in
Section 2.3(a) hereof.

             "MATERIAL ADVERSE EFFECT" shall mean (i) any adverse effect on the business, operations, properties, or financial condition of the entity with respect to which such term is used and its subsidiaries, or other entities controlled by such entity, taken as a whole, and which is material to such entity and its subsidiaries or other entities controlled by such entity, taken as a whole, and (ii) any condition or situation, whether or not a material adverse effect, which would reasonably be expected to prohibit or otherwise materially interfere with or prevent such entity from entering into or performing its obligations under, or from consummating the transactions contemplated by, this Agreement, the Registration Rights Agreement or the Warrants or any other agreement or document contemplated hereby or thereby.

             "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ. and hazardous wastes as defined under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, ET SEQ. and petroleum and

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petroleum products and such other chemicals, materials or substances as are listed as "hazardous wastes", "hazardous materials", "toxic substances", or words of similar import under any similar federal, state and local laws.

             "MAXIMUM OFFERING AMOUNT" shall have the meaning set forth in the recitals above.

             "MINIMUM OBLIGATION" shall have the meaning set forth in Section 2.1(a) hereof.

             "NASD" shall mean the National Association of Securities Dealers, Inc.

             "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation system.

             "9.9% LIMIT" shall have the meaning specified in Section 2.2(c) hereof.

             "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

             "PRINCIPAL MARKET" shall mean the New York Stock Exchange, the American Stock Exchange, or NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock (or any similar organization or agency succeeding such market or exchange's functions of reporting prices).

             "PROSPECTUS" shall mean the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus.

             "PURCHASE PRICE" shall have the meaning set forth in Section 2.4(b) hereof.

             "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in
Section 2.6(c) hereof.

             "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 3.2(a).

             "SEC" shall mean the Securities and Exchange Commission.

             "SEC DOCUMENTS" shall have the meaning set forth in Section 5.9 hereof.

             "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

             "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

             "STOCK PRICE" on a given Trading Day shall mean the volume-weighted average price for the Common Stock on the Principal Market during such Trading Day, calculated utilizing Bloomberg's volume-average pricing function.

             "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

             "TAX RETURN" shall mean any report, return, information statement or other information required to be supplied to any federal, state, local or foreign taxing authority, or any election permitted to be made, in connection with Taxes.

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             "TAXES" shall mean all taxes, charges, fees, levies, duties or other assessments, including without limitation all net income, gross income, gross receipts, franchise, value added, sales, use, property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemployment, excise, estimated, severance and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additions to taxes, imposed by any federal, state, local or foreign taxing authority.

             "TRADING DAY" shall mean a day on which the Common Stock is traded on the Principal Market.

             "VALUE OF OPEN MARKET TRADING" shall mean, with respect to any Trading Day, the product of the reported trading volume of the Common Stock on the Principal Market, multiplied by the weighted average trading price (by trading volume) of the Common Stock on such day (each as determined by Bloomberg, or any other reputable pricing service chosen by the Investor and reasonably acceptable to the Company that reports trading on substantially the same basis as NASDAQ National Market as of the date hereof); PROVIDED, HOWEVER, that in the event that the Company consummates a registered public offering of Common Stock (whether primary or secondary), the Trading Day on which such transaction is consummated shall be excluded from any calculation under this Agreement based upon the Value of Open Market Trading; PROVIDED FURTHER, that any block trades of 20,000 shares or more of Common Stock, other than block trades caused by or involving the Investor, shall not be included in the calculation when determining reported trading volume and weighted average trading price.

             "WARRANT" shall have the meaning set forth in Section 2.6(a) hereof.

             "WARRANT EXERCISE PRICE" shall have the meaning set forth in
Section 2.6(a) hereof.

             "WARRANT REGISTRATION STATEMENT" shall have the meaning set forth in Section 3.2(a) hereof.

             "WARRANTS" shall have the meaning set forth in Section 2.6(a) hereof.

             "WARRANT SHARE AMOUNT" shall have the meaning set forth in Section 2.6(a) hereof.

             "WARRANT SHARES" shall have the meaning set forth in Section 2.6(c) hereof.


                                       II.

                        PURCHASE AND SALE OF COMMON STOCK

         SECTION 2.1. INVESTMENTS. Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period:

         (a) MANDATORY MONTHLY PURCHASES AT COMPANY'S ELECTION. If the Company, in its sole discretion, elects to deliver a Mandatory Purchase Notice with respect to any Investment Period in accordance with Section 2.3(a), then upon the Company's delivery of such Mandatory Purchase Notice, the Investor shall be obligated in such Investment Period to purchase ("Mandatory Purchase") from the Company shares of Common Stock during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Mandatory Purchase Notice, but not to exceed $1,000,000 if the applicable Investment Period is at least thirty (30) days, $2,000,000 if the applicable Investment Period is at least sixty (60) days or $3,000,000 if the applicable Investment Period is ninety (90) days, in each case, subject to the adjustments and limitations imposed by this Agreement (the "Minimum Obligation"). Upon receipt of a Mandatory Purchase Notice, subject to the terms and conditions contained herein, the Investor shall be obligated to purchase on one or more Closing Dates in respect of each such Mandatory Purchase Date or Mandatory Purchase Dates as the Investor elects during the Investment Period, shares of Common Stock for an aggregate Purchase Price equal to the Minimum Obligation.

         (b) ADDITIONAL AMOUNTS AT THE COMPANY'S ELECTION. For any Investment Period during which the Company elects to obligate the Investor to make a Mandatory Purchase, the Company may deliver to the Investor an

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Additional Purchase Notice with respect to the same Investment Period in accordance with Section 2.3(b). Upon any such delivery of an Additional Purchase Notice with respect to an Investment Period, the Investor shall be obligated to purchase shares of Common Stock from the Company (in addition to the Minimum Obligation) during such Investment Period for an aggregate Purchase Price to be specified by the Company in the Additional Purchase Notice, but not to exceed $3,000,000 if the applicable Investment Period is at least thirty (30) days, $6,000,000 if the applicable Investment Period is at least sixty (60) days or $9,000,000 if the applicable Investment Period is ninety (90) days, in each case (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to the adjustments and limitations imposed by this Agreement (the "Additional Amount"). Upon receipt of such Additional Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Additional Purchase Date or Additional Purchase Dates as the Investor elects during the Investment Period to which such Additional Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Additional Amount.

         (c) INVESTOR CALL. For any Investment Period with respect to which the Company has timely delivered a Mandatory Purchase Notice, the Investor may deliver to the Company an Investor Call Purchase Notice or Notices during such Investment Period, subject to the Company's right to limit or cancel the Investor Call Amount pursuant to Section 2.3(a)(ii) and Section 2.3(a)(iii). Upon delivery of such an Investor Call Purchase Notice, the Company shall be obligated to sell shares of Common Stock to the Investor (in addition to the Minimum Obligation and the Additional Amount, if any) during the corresponding Investment Period for an aggregate Purchase Price to be specified by the Investor in the Investor Call Purchase Notice, but not to exceed an aggregate of $3,000,000 if the applicable Investment Period is at least thirty (30) days, $6,000,000 if the applicable Investment Period is at least sixty (60) days or $9,000,000 if the applicable Investment Period is ninety (90) days, in each case (which individual purchases shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to adjustments and limitations imposed by this Agreement (the "Investor Call Amount"). Upon delivery of such Investor Call Purchase Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Call Purchase Date or Call Purchase Dates as the Investor elects during the Investment Period to which such Investor Call Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Investor Call Amount.

         (d) PURCHASE OF LESS THAN OR MORE THAN MINIMUM OBLIGATION, ADDITIONAL AMOUNT AND INVESTOR CALL AMOUNT. Upon delivery of a Mandatory Purchase Notice (and, if the Company elects, an Additional Purchase Notice and, if the Investor elects, an Investor Call Purchase Notice), the Investor may purchase an amount of Common Stock in any Investment Period equal to up to five percent (5%) more than, or less than, the aggregate dollar amount of the Minimum Obligation and/or the Additional Amount and/or the Investor Call Amount with respect to such Investment Period, and any such purchases shall be treated for purposes of this Agreement as satisfying the Investor's obligations with respect to the Minimum Obligation and/or the Additional Amount and/or the Investor Call Amount, respectively.

         SECTION 2.2.      LIMITATIONS ON INVESTMENT AMOUNT.

         (a) OVERALL MAXIMUM. In no event shall the aggregate dollar amount of the purchases made by the Investor pursuant to Section 2.1 exceed the Maximum Offering Amount.

         (b) INVESTMENT PERIOD LIMITS. Notwithstanding the obligations and rights of the Investor to purchase shares of Common Stock pursuant to Section
2.1 (a), (b) and (c), the aggregate Investment Amount for any Investment Period (whether pursuant to a Minimum Obligation, an Additional Purchase Notice or an Investor Call Purchase Notice or any combination thereof) shall not at the option of the Investor exceed the lesser of (x) the Minimum Obligation plus the amount set forth in any Additional Purchase Notice and Investor Call Purchase Notice with respect to such Investment Period, if any, (y) an amount equal to 8% of the aggregate Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during the Investment Period immediately preceding such Investment Period on which the Stock Price was above the Floor Price for such preceding Investment Period (rounded up to the next increment of $10,000), or (z) an amount equal to 8% of the aggregate Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during such Investment Period on which the Stock Price is above the Floor Price (rounded up to the next increment of $10,000) (the lower of the amounts referred to in clauses (y) and (z), the "8% Limit"); PROVIDED, HOWEVER, that the Investor may waive, in whole or in part, the 8% Limit in any Investment Period.

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         (c)      9.9% LIMIT.

                  (i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Investor at any time pursuant to this Agreement shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Investor at such time (other than by virtue of the ownership by the Investor of securities or rights to acquire securities that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein (including the Warrants and the warrants issued in connection with the Structured Equity Line Flexible Financing Agreement dated June 30,
1999)), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Investor's "affiliates" (as defined in Rule 144 of the Securities Act ) ("Aggregation Parties"), that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "9.9% Limit").

                  (ii) The Investor covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") the Investor will not acquire shares of Common Stock pursuant to any right (including exercise of the Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by the Investor and its Aggregation Parties (ignoring all dispositions) would exceed: (A) the 9.9% Limit as determined at the beginning of the Covenant Period, minus (B) the number of shares of Common Stock actually owned by the Investor and its Aggregation Parties at the commencement of the Covenant Period. A new and independent covenant will be deemed to be given by the Investor as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Investor agrees to comply with each such covenant. This
Section 2.2(c) controls in the case of any conflict with any other provision of this Agreement or any agreement entered into in connection herewith.

                  (iii) The Investor shall notify the Company when it becomes aware that it may not be permitted to purchase shares of Common Stock as a result of the provisions of this Section 2.2(c). The Company shall have no obligation to issue shares of Common Stock to the Investor and the Investor shall have no obligation to purchase shares from the Company that may not be acquired by the Investor by reason of the provisions of this Section 2.2(c). The Investor shall have no liability for any failure to purchase shares from the Company that are not permitted to be acquired by the Investor pursuant to this
Section 2.2(c). In the event of a notice issued pursuant to this Section 2.2(c)(iii), the Investor shall, as soon as it is commercially reasonable to do so, dispose of a number of shares of Common Stock that the Investor has acquired (other than shares acquired pursuant to this Agreement or the Warrants), as is necessary to permit the Company to issue, as soon as reasonably practicable, Common Stock as required by the terms of this Agreement, other than the limitations contained in this Section 2.2(c).

                  (iv) Nothing contained in this Section 2.2(c) shall affect or relieve in any way the Company's obligation to deliver shares previously purchased by the Investor pursuant to this Agreement as to which there has not been a Closing.

         SECTION 2.3.      MECHANICS OF NOTIFICATION

         (a)      MANDATORY PURCHASE NOTICE.

                  (i) On or before the third (3rd) Trading Day preceding the commencement of an Investment Period, unless otherwise agreed by the parties to this Agreement, the Chief Financial Officer of the Company (or such other person as designated in writing) may, at the Company's sole discretion, deliver a written notice to the Investor (each such notice being a "Mandatory Purchase Notice") which states that the Investor shall be obligated to purchase the Minimum Obligation during such Investment Period subject to the terms and conditions contained herein and sets the Floor Price for such Investment Period. Each Mandatory Purchase Notice shall be irrevocable.

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                  (ii)     COMPANY CANCELLATION OR LIMITATION OF MINIMUM
OBLIGATION OR INVESTOR CALL. In the event the Company intends not to obligate the Investor to purchase Common Stock represented by the Minimum Obligation during an Investment Period or in the event the Company intends to cancel or limit the amount of the Investor Call Amount, on or before the third (3rd) Trading Day preceding the commencement of such Investment Period, the Company shall deliver a Cancellation Notice to the Investor. The delivery of such Cancellation Notice shall cancel or limit the amount of the Investor Call Amount to the extent set forth in such Cancellation Notice. Such Cancellation Notice shall be irrevocable.

                  (iii) EFFECT OF INACTION BY THE COMPANY. In the event that the Company fails to deliver a Mandatory Purchase Notice for an Investment Period, then the Investor shall have no rights or obligations to purchase any Common Stock, including, but not limited to, any Common Stock with respect to an Investor Call Amount for such Investment Period. In the event the Company delivers a Mandatory Purchase Notice for an Investment Period but fails to deliver a Cancellation Notice for such Investment Period, then the Investor shall have the right to deliver an Investor Call Purchase Notice as set forth in
Section 2.1(d); PROVIDED, HOWEVER, that if the Company has also delivered a Cancellation Notice for such period, then the Investor shall have no right to deliver any such Investor Call Purchase Notice for such Investment Period.

         (b) ADDITIONAL PURCHASE NOTICES. If the Company has delivered a Mandatory Purchase Notice relating to an Investment Period, the Chief Financial Officer (or such other person as designated in writing) of the Company may, in the Company's sole discretion, deliver an Additional Purchase Notice to the Investor on or before the third (3rd) Trading Day preceding the commencement of the Investment Period (each such notice being an "Additional Purchase Notice"), stating the Additional Amount which the Investor shall be required to purchase during such Investment Period (in addition to the amount representing the Minimum Obligation). Each Additional Purchase Notice shall be irrevocable. An Additional Purchase Notice may not be delivered if the Company has not delivered a Mandatory Purchase Notice with respect to the same Investment Period.

         (c) INVESTOR CALL PURCHASE NOTICES. Unless the Company has delivered a Cancellation Notice for an Investment Period, the Investor may, in the Investor's sole discretion, deliver an Investor Call Purchase Notice to the Company from time to time during the Investment Period (each such notice being an "Investor Call Purchase Notice"), stating the Investor Call Amount which the Investor shall purchase on such day. Each Investor Call shall be irrevocable. An Investor Call Purchase Notice may not be delivered if the Company has delivered a Cancellation Notice with respect to the same Investment Period.

         (d)      DATE OF DELIVERY OF NOTICES.

                  (i) NOTICES TO THE INVESTOR. A Mandatory Purchase Notice, an Additional Purchase Notice and a Cancellation Notice (each, a "Company Notice") and any other notice sent by the Company to the Investor shall be deemed to be delivered on the Trading Day it is received by facsimile or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Investor if such notice is received prior to 5:00 P.M. New York time, or it shall be deemed to be delivered on the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. New York time or on any day which is not a Trading Day (in which case the provisions of Section 2.2(c) and the conditions to the Closing must be satisfied as of such immediately succeeding Trading Day).

                  (ii) NOTICES TO THE COMPANY. Any notice sent by the Investor to the Company, including but not limited to an Investor Call Purchase Notice, notifying the Company of the Investor's election to purchase Common Stock (each an "Investor Notice") and any other notice sent by the Investor to the Company shall be deemed to be delivered on the Trading Day it is received by facsimile or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Company if such notice is received prior to 5:00 P.M. California time, or it shall be deemed to be delivered on the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. California time or on any day which is not a Trading Day (in which case the provisions of Section 2.2(c) and the conditions to the Closing must be satisfied as of such immediately succeeding Trading Day).

         SECTION 2.4.      CLOSINGS

         (a) CERTIFICATES AGAINST PAYMENT. On each Closing Date (i) the Company shall deliver to the Investor one or more certificates representing the number of shares of Common Stock to be purchased on such Closing Date by the Investor pursuant to Section 2.1 registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor and (ii) the Investor shall deliver to the Company the amount determined pursuant to Section 2.4(c). In addition, on or prior to each Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement.

         (b) PURCHASE PRICE PER SHARE. (i) The purchase price per share of the Company's Common Stock (the "Purchase Price") shall be the average of the two (2) lowest Stock Prices during the six (6) Trading Days prior to but excluding a Mandatory Purchase Date, an Additional Purchase Date or a Call Purchase Date, as the case may be (the "Purchase Price Period"); PROVIDED, HOWEVER, that any trading price below the Floor Price during such six (6) Trading Days shall be deemed to be equal to the Floor Price for purposes of determining the Purchase Price. If the Company, at any time during a Purchase Price Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, as of the beginning of the Purchase Price Period, the Stock Price in effect prior to such subdivision shall be proportionately reduced. If the Company, at any time during a Purchase Price Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then as of the beginning of the Purchase Price Period, the Stock Price in effect prior to such combination shall be proportionately increased.

         (c) PAYMENT FOR THE COMMON STOCK. On each Closing Date, the Investor shall pay to the Company the Investment Amount (less any amounts withheld pursuant to Section 11.2) by federal funds wire transfer or transfer of New York Clearing House funds, and the Investor shall receive from the Company the number of shares of Common Stock determined by dividing the Investment Amount by the applicable Purchase Price (rounded to the nearest whole number of shares). Such Investment Amount, as so adjusted, shall be paid into such account(s) designated by the Company prior to the relevant Closing Date.

         SECTION 2.5. TERMINATION, SUSPENSION AND MODIFICATION OF INVESTMENT OBLIGATION

         (a)   (i)    BLOCKING EVENTS. The Investor shall not have any
obligation to purchase any shares of Common Stock from the Company on any Closing Date, nor shall a Mandatory Purchase Notice, an Additional Purchase Notice or an Investor Call Purchase Notice be delivered at any time during the Commitment Period when there shall exist any one or more of the following: (A) the withdrawal of the effectiveness of the Registration Statement, (B) the Company's failure to satisfy in all material respects the requirements of
Section 3.2 or 3.3, or (C) any failure or interruption in the compliance in all material respects by the Company with the covenants provided in Article VI.

                  (ii) REDUCTION OR ELIMINATION OF INVESTOR OBLIGATION TO PURCHASE In the event that one or more of the events listed in Section 2.5(a)(i)(A) through (C) above occur during the Investment Period, the obligation of the Investor to purchase shares of Common Stock (either pursuant to a Minimum Obligation, an Additional Purchase Notice or an Investor Call Purchase Notice) during such Investment Period shall, unless waived in writing by the Investor, be canceled for the remainder of the Investment Period.

                  (iii) SUSPENSION OF INVESTOR OBLIGATION TO PURCHASE. Any time during an Investment Period, the Company may provide to the Investor written notice that the Investor's purchase obligation pursuant to any Mandatory Purchase Notice or any Additional Purchase Notice will be suspended. Such written notice shall be delivered by the Company to the Investor one (1) Trading Day prior to the effective time of such suspension. Upon such suspension, the Investor shall not have any right to purchase any shares of Common Stock from the Company (including pursuant to an Investor Call Purchase Notice) during any such suspension; PROVIDED, that in the event the Company provides the Investor with written notice of such suspension, the Investment Period shall be extended for the same number of Trading Days as such suspension lasts and the period for determination of the Purchase Price with respect to any Investor Notice delivered during the extended period, as determined pursuant to Section 2.4(b) may, at the Investor's option, include Trading Days during the period of suspension.

         (b) ADDITIONAL EVENTS OF TERMINATION OF INVESTOR OBLIGATION. The obligations and rights of the Investor to purchase shares of Common Stock under this Agreement may, if the Investor in its sole and absolute discretion so elects, be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement or Warrant Registration Statement, or any withdrawal of the effectiveness of the Registration Statement or Warrant Registration Statement for a period greater than fifteen (15) Trading Days in any twelve (12) month period (except in the case of an event described in Sections 2(a)(i)(A), 2(a)(i)(B) or 2(a)(i)(C) of the Registration Rights Agreement, in which case such time periods shall be extended to twenty (20) consecutive Trading Days and forty (40) Trading Days in any 12 month period, respectively); or (ii) the Company shall at any time fail materially to comply with the requirements of Sections 6.2, 6.3, 6.4, or 6.6 and the Company shall fail to cure such noncompliance within (A) ten (10) Trading Days after receipt of notice from the Investor of its election to terminate this Agreement, provided that the Investor has been notified by the Company of such noncompliance within two (2) Trading Days of the occurrence of such noncompliance or, if the noncompliance relates to a failure of the Company to comply with the provisions of Section 6.6, the Investor otherwise becomes aware of such noncompliance or (B) otherwise within five (5) Trading Days of the occurrence of such noncompliance; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Investor may, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days.

         SECTION 2.6.      WARRANTS

         (a)      WARRANTS.

                  (i) Upon each and every purchase by the Investor of Common Stock, whether pursuant to the delivery of Mandatory Purchase Notices alone or through a combination of Mandatory Purchase Notices, Additional Purchase Notices and Investor Call Purchase Notices (each, a "Purchase"), the Investor shall receive the right to purchase Common Stock pursuant to a warrant issued by the Company to the Investor five (5) business days following the end of each calendar year (each, a "Warrant" and collectively, the "Warrants") during the Commitment Period for a number of shares equal to the Warrant Share Amount (as defined in Section 2.6(a)(iii) below) for such calendar year. Each of the Warrants, if any, shall be substantially in the form of EXHIBIT A hereto.

                  (ii) If the weighted average of the Purchase Prices at which shares of Common Stock were purchased at the Closings of all Purchases by the Investor during the prior calendar year is $10.00 or greater than $10.00, then each Warrant shall entitle the holder thereof to purchase Common Stock from time to time within five (5) years from the date each Warrant is issued at an exercise price per share equal to 120% of the weighted average of the Purchase Prices at which shares of Common Stock were purchased at the Closings of all Purchases by the Investor during such calendar year (the "Warrant Exercise Price").

                  (iii) "Warrant Share Amount" shall mean, for any given calendar year, a number of shares equal to 10% of the amount of shares purchased by the Investor in such calendar year.

                  (iv) Each Warrant shall provide that it shall not be exercisable on any date to the extent that such exercise would limit the ability of the Investor to purchase shares of Common Stock as a result of a Minimum Obligation, an Additional Purchase Notice or an Investor Call Purchase Notice such that its holding would exceed the 9.9% Limit.

                  (v) If the weighted average of the Purchase Prices at which shares of Common Stock were purchased at the Closings of all Purchases by the Investor during the prior calendar year is $10.00 or greater than $10.00, then prior to the issuance of the Warrant described in Section 2.6(a)(i), the Investor may inform the Company that it is electing to receive, in lieu of the Warrant described in Section 2.6(a)(ii), a series of Warrants equal to the number of Investment Periods occurring in the prior calendar year. Each such Warrant will have the same terms as described in Section 2.6(a)(ii) and (iii), except that the "Warrant Share Amount" shall equal a number of shares equal to 10% of the number of shares purchased in each Investment Period, and the exercise price per share shall be equal to 120% of the weighted average of the Purchase Price at which shares of Common Stock were purchased at the Closings of all Purchases by the Investor in each corresponding Investment Period.

                  (vi) If the weighted average of the Purchase Prices at which shares of Common Stock were purchased at the Closings of all Purchases by the Investor during the prior calendar year is less than $10.00, then (A) the Company may, at its election, choose to issue either a series of Warrants as provided in Section 2.6(a)(v), or only one Warrant as provided in Section 2.6(a)(i); and (B) the Warrant Exercise Price for the Warrant or Warrants (I) if issued pursuant to Section 2.6(a)(i), shall be the weighted average of the following: (w) 150% of the weighted average of those Purchase Prices that were below $10.00 per share at Closings of Purchases of Common Stock during the prior calendar year; and (x) 120% of the weighted average of those Purchase Prices that were $10.00 or higher per share at Closings of Purchases of Common Stock during the prior calendar year, or (II) if issued pursuant to Section 2.6(a)(v), shall be, for each Warrant issued in the series, the weighted average of the following: (y) 150% of the weighted average of those Purchase Prices that were below $10.00 per share at Closings of Purchases of Common Stock during the applicable Investment Period; and (z) 120% of the weighted average of those Purchase Prices that were $10.00 or higher per share at Closings of Purchases of Common Stock during the applicable Investment Period.

         (b) Pursuant to the Structured Equity Line Flexible Financing Agreement by and between the Company and the Investor dated as of June 30, 1999 (the "1999 Agreement"), the Company agrees to issue to the Investor warrants, substantially in the form of EXHIBIT A hereto, such that (i) there shall be a separate warrant issued to the Investor for each Closing (as defined in the 1999 Agreement) that occurred in the calendar year 2000 and the calendar year 2001 prior to the date hereof; (ii) the number of shares of Common Stock covered by each such warrant shall be equal to a number that is one percent (1%) of the aggregate Purchase Price (as defined in the 1999 Agreement) paid at each such Closing by the Investor; (iii) the Warrant Exercise Price (as defined in the 1999 Agreement) shall be equal to 120% of the Purchase Price per share of Common Stock purchased at such Closing; and (iv) the warrants issued in respect of Closings that occurred in calendar year 2000 shall be issued as promptly as practicable, and the warrants issued in respect of the calendar year 2001 shall be issued as promptly as practicable following January 1, 2002.

         (c) REGISTRATION RIGHTS FOR WARRANT SHARES. The resale by the Investor of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") shall be subject to a registration rights agreement (the "Registration Rights Agreement") entered into between the Company and the Investor dated June 30, 1999; provided, however, that the parties agree that such agreement shall be amended as follows: (1) the term "Warrant" shall additionally refer to the warrants described in Section 2.6(b) of this Agreement and all warrants that may be issued to the Investor pursuant to Section 2.6(a) of this Agreement, and (2) references in the first whereas clause of the Registration Rights Agreement to the Structured Equity Line Flexible Financing Agreement dated as of June 30, 1999 shall be read to include this Agreement.


                                      III.

                       CONDITIONS TO DELIVERY OF MANDATORY
     PURCHASE NOTICES, ADDITIONAL PURCHASE NOTICES AND CONDITIONS TO CLOSING

         3.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell Common Stock to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below, which conditions cannot be waived without the prior written consent of the Company.

                  (a) ACCURACY OF THE INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of each such Closing as though made at each such time.

                  (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         3.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR TO PURCHASE PURSUANT TO THE MINIMUM OBLIGATION OR AN ADDITIONAL PURCHASE NOTICE. The obligation of the Investor to purchase pursuant to the Minimum Obligation or the Additional Obligation and the right of the Company to deliver a Mandatory Purchase Notice or an Additional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for Common Stock incident to a Closing is subject to the satisfaction, on the third (3rd) day preceding an Investment Period for which the Company has delivered a Mandatory Purchase Notice, and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions, which conditions cannot be waived without the prior written consent of the Company and the Investor.

                  (a) REGISTRATION OF THE COMMON STOCK WITH THE SEC. The Company will cause a registration statement for the registration with the SEC of the Common Stock to be acquired pursuant to this Agreement under the Securities Act (the "Registration Statement") to be declared effective by the SEC. The Company shall be in compliance in all material respects with its obligations under the Registration Rights Agreement and, on the Condition Satisfaction Date if so required by the Registration Rights Agreement, a registration statement for the registration of the resale by the Investor of Common Stock to be issued upon exercise of the Warrants (the "Warrant Registration Statement") shall be effective. Furthermore, the Company shall have filed (i) with the applicable state securities commissions such blue sky filings as shall have been requested by the Investor, and (ii) any required filings with the Principal Market.

                  (b) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall be in effect on each Condition Satisfaction Date and neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so.

                  (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company as set forth in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time except as disclosed in SEC Documents or in a supplemental disclosure schedule delivered to the Investor and except for representations and warranties made as of a specific date.

                  (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (f) ADVERSE CHANGES. Since September 30, 2000, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, no event which had or is reasonably likely to have a Material Adverse Effect has occurred, except as disclosed in the SEC Documents or Company press releases subsequent to such date.

                  (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (h)      LEGAL OPINIONS. Except as otherwise provided in this
Section 3.2(h), the Company shall have caused to be delivered to the Investor,
(i) within five (5) Trading Days following the effective date of the Registration Statement and the Warrant Registration Statement, as applicable, and (ii) contemporaneously with the delivery of each Mandatory Purchase Notice, opinions of the Company's counsel substantially in the form set forth in EXHIBIT B hereto; PROVIDED, HOWEVER, that in the event that no suspension pursuant to
Section 2.5(a)(iii) is in effect and such opinions cannot be delivered by the Company's counsel to the Investor, the Company shall promptly notify the Investor and promptly revise each of the Registration Statement and the Warrant Registration Statement, as applicable, and the Company and the Investor shall postpone, or at the Investor's option cancel, any pending Closing Date until such an opinion is delivered to the Investor. In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price calculated as of the originally scheduled Closing Date or calculated as of the actual Closing Date. Notwithstanding the foregoing, no opinions shall be required to be delivered pursuant to this Section 3.2(h) unless and until the Company delivers a Mandatory Purchase Notice with respect to an Investment Period.

                  (i)      ACCOUNTANT'S LETTER.

                           (i)      The Company shall have furnished to the
Investor a comfort letter of its independent auditors in customary form, including a statement to the effect that they have performed the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, on the most recent unaudited Quarterly Report on Form 10-Q as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor a report addressed to the Investor, (x) within five (5) Trading Days prior to the beginning of each Investment Period and (y) within ten (10) Trading Days following the filing during any Investment Period with the SEC of each SEC Document containing unaudited financial statements of the Company which is deemed to be incorporated by reference in the Registration Statement.

                           (ii)     In the event that the Investor shall have
requested delivery of an "agreed upon procedures" report pursuant to Section 3.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.

                           (iii)    In the event that a report required by this
Section 3.2 cannot be delivered by the Company's independent auditors, the Company shall promptly revise the Registration Statement and the Company and the Investor shall postpone any pending Closing Date for a period of up to five (5) Trading Days until such a report is delivered (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date.

                  (j) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investor, on each Closing Date, a certificate in form and substance reasonably acceptable to the Investor, executed by an executive officer of the Company substantially in the form set forth in EXHIBIT C hereto.

                  (k) DUE DILIGENCE. No dispute between the Company and the Investor shall exist pursuant to Section 3.3 as to the adequacy of the disclosure contained in the Registration Statement.

                  (l) BENEFICIAL OWNERSHIP LIMITATION. On each Closing Date, (i) the Investor shall not be required or entitled to purchase shares of Common Stock in violation of Section 2.2(c) and (ii) the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 3.2. For the purposes of clause (i) of this Section 3.2(l), in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Minimum Obligation begins or the Additional Purchase Notice or the Investor Call Purchase Notice associated with such Closing Date are given, the amount of Common Stock outstanding on such Closing Date shall govern for the purposes of determining whether the Investor, when aggregating all Purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 9.9% of the Common Stock following such Closing Date.

         3.3 DUE DILIGENCE REVIEW. The Company shall make available, during normal business hours, for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), or any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement or the Warrant Registration Statement or amendments or supplements thereto or any blue sky or NASD filing all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter reasonably related to the Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         The Company shall not disclose nonpublic information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

         Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the Company will immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement. In the event that the Investor's independent counsel reasonably believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (a) unless a suspension pursuant to Section 2.5(a)(iii) is in effect, the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the

Registration Statement and related Prospectus, as so amended, (b) if the Company disputes the existence of any such material misstatement or omission,
(i) the Company's independent counsel shall provide the Investor's independent counsel with a letter stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related Prospectus, as of the date of such opinion, contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related Prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (c) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause
(b)(i) above to the Investor, then this Agreement shall be suspended for a period of up to thirty (30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide to the Investor the Company's independent counsel opinion and a copy of the letter of the Company's independent auditors referenced above, or (iii) the Investor's obligation to purchase during the relevant Investment Period shall be suspended as if the Company had provided notice pursuant to Section 2.5(a)(iii) until such dispute is resolved. The Investor hereby agrees to hold harmless the Company's independent auditors from any liability that may arise out of the delivery of an "agreed upon procedures" letter pursuant to clause (b)(ii) above.

                                       IV.

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         The Investor represents and warrants to the Company as follows:

         4.1 NO PRESENT ARRANGEMENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

         4.2 SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         4.3 AUTHORITY. The Investor has full power and authority as a limited liability company to execute and deliver this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Investor. No other proceedings on the part of Investor are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         4.4 NO BROKERS. The Investor has taken no action that would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

         4.5 NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

         4.6 ORGANIZATION AND STANDING. The Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, and has all requisite power and authority as a limited liability company to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect.

         4.7 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

         4.8 DISCLOSURE: ACCESS TO INFORMATION. The Investor has received all documents, records, books and other information pertaining to the Investor's investment in the Company that have been requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of any such reports that have been requested by it and which it considers necessary or appropriate for deciding whether to enter into this Agreement and perform its obligations hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Common Stock and the Warrants, and the business, properties, prospects, and financial condition of the Company.

         4.9 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         4.10 FINANCIAL CAPABILITY. The Investor presently has or will have the financial capacity and the necessary capital to perform its obligations hereunder. The Investor has, or has available to it, sufficient funds to satisfy all of its financial obligations under this Agreement. The Investor will promptly notify the Company of any event or circumstance which could be reasonably be expected to hinder the Investor's ability to perform its obligations hereunder.

         4.11 NO NASD PROCEEDINGS. To the knowledge of the Investor, there are no disciplinary proceedings involving the Investor or any of its employees pending before the NASD.

         4.12 NO HEDGING OR SHORT SELLING. (a) During the period sixty (60) days prior to the date of this Agreement the Investor has not engaged in any short sales or hedging of any kind in anticipation of this Agreement, and (b) during the term of this Agreement the Investor may make sales in anticipation of Mandatory Purchase Notices, but may not make any sales with the intention of reducing the prior of the Common Stock to the Investor's benefit.

                                       V.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the SEC Documents, Company press releases or in the Disclosure Schedule delivered by the Company to the Investor on the date hereof or where non-disclosure would not reasonably be expected to have a Material Adverse Effect, the Company represents and warrants to the Investor as follows:

         5.1 CORPORATE ORGANIZATION. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Investor or its agents complete and correct copies of the Certificate of Incorporation, as amended, and by-laws of the Company as in effect on the date hereof.

         5.2      CAPITALIZATION.

              (a) The authorized Capital Stock of the Company consists of (i) 55,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). As of December 31, 2000, there were (i) 27,476,105 shares of Common Stock issued and outstanding, all of which are duly authorized and validly issued, fully paid and nonassessable; (ii) convertible securities (excluding interest) providing for the issuance of 1,354,744 shares; (iii) options to purchase 3,296,006 shares of Common Stock; and (iv) warrants to purchase 890,109 shares of Common Stock. Except as set forth in the Disclosure Schedule, no shares of Capital Stock of the Company are entitled to preemptive rights.

                  (b) Except as set forth in Schedule 5.2(b), the Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of Capital Stock or any options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or otherwise obligating the Company to issue or sell or entitling any Person to acquire from the Company, and the Company is not a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock.

                  (c) Upon issuance of the Common Stock, and payment of the Purchase Price therefor, pursuant to a purchase and sale in accordance with the terms of this Agreement, the Company will transfer to the Investor good and valid title to the Common Stock, free and clear of any material Lien, other than Liens, if any, created by the Investor; and such Common Stock will be duly authorized, fully paid and nonassessable.

         5.3      SUBSIDIARIES.

                  (a) The Company does not have any Subsidiaries other than those listed on SCHEDULE 5.3(A) of the Disclosure Schedule. Except as set forth in the Disclosure Schedule, each Subsidiary is wholly-owned by the Company.

                  (b) (i) All the outstanding stock or other equity or ownership interests of each Subsidiary is owned free and clear of all material Liens and is validly issued and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary is a party or otherwise obligating any Subsidiary to issue or sell, or entitling any Person to acquire from any Subsidiary, and no Subsidiary is a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of the Capital Stock or any securities convertible into or exchangeable for the Capital Stock of any such Subsidiary.

         5.4 AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Warrants, to issue the Common Stock pursuant to this Agreement and the Warrants, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrants, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. To the Company's Knowledge, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrants, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, except for any approval of the Company's shareholders that may be required pursuant to Rule 4460 of the Marketplace Rules of NASDAQ National Market. This Agreement, the Registration Rights Agreement and the Warrants, have been duly executed and delivered by the Company, and the Common Stock issuable in accordance with the terms of this Agreement or upon exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable, and each of this Agreement, the Registration Rights Agreement and the Warrants, when executed and delivered will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

         5.5      NO VIOLATION; CONSENTS.

                  (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in this Section 5.5, the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock, the consummation of the transactions contemplated hereby, by the Registration Rights Agreement and the Warrants, and the compliance by the Company with any of the provisions hereof or of the Registration Rights Agreement and the Warrants, will not (i) conflict with, violate or result in any breach of the Certificate of Incorporation, as amended, or by-laws of the Company or its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company or any of its Subsidiaries pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, binding on the Company or any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (i), (ii) and (iii) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) Except for (i) applicable requirements, if any, under Blue Sky Laws, (ii) the filing of additional listing applications with NASDAQ National Market, and (iii) the filing of the Registration Statement and Warrant Registration Statement, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Entity is required to be made or obtained by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, the issuance of the Common Stock or the consummation by the Company of the transactions contemplated hereby and thereby.

         5.6 COMPLIANCE WITH APPLICABLE LAW. The businesses of the Company are not being conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries possess all domestic and foreign governmental licenses, permits, authorizations and approvals and have made all registrations and given all notifications required under federal, state, local or foreign law to carry on in all respects their businesses as currently conducted, except as otherwise disclosed in writing by the Company to the Investor on or prior to the date hereof, and except where the failure to have any such licenses, permits, authorizations or approvals, individually or in the aggregate, would not have a Material

Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.7      COMPLIANCE WITH FOOD AND DRUG ACT.

                  (a) FDA PERMITS. The Company and each of its Subsidiaries have all material licenses, permits, consents, approvals and authorizations that are required under the Food and Drug Act and any similar foreign law, rule or regulation (collectively, the "FDA Permits") in connection with the conduct of the businesses of the Company and each of its Subsidiaries as presently conducted. The Company has obtained and owns or has the right to use the FDA Permits in accordance with the terms thereof. Each FDA Permit is valid and in full force and effect. The FDA Permits are currently effective and sufficient for the operation of the Company's businesses as currently conducted. All information supplied by or on behalf of the Company and each of its Subsidiaries to obtain or maintain each FDA Permit was, as of the date given, true and complete in all material respects. The Company and each of its Subsidiaries have complied in all material respects with all conditions and requirements imposed by the FDA Permits and neither the Company nor any of its Subsidiaries has received any notice of cancellation, suspension or termination of any of the FDA Permits and to the Knowledge of the Company no Governmental Entity intends to cancel, suspend or terminate any of the FDA Permits or that valid grounds for such cancellation, suspension or termination exist.

                  (b) FOOD AND DRUG ACT. (i) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable material requirements of the Food and Drug Act and any similar foreign law, rule or regulation, (ii) the Company's and each of its Subsidiaries' existing inventory of products held for sale, and all products manufactured by the Company, any of its Subsidiaries or any of the Company's Affiliates and sold within the two (2) years preceding the date hereof, have been produced in compliance in all material respects with all applicable material requirements of the Food and Drug Act or any similar foreign law, rule or regulation, including, without limitation, all "current good manufacturing practices" and similar requirements thereunder and (iii) to the Knowledge of the Company there is no event, condition, circumstance, activity, practice, incident, action or plan of the Company or any Subsidiary which is likely to interfere with or prevent the Company's or any of its Subsidiaries continued compliance with all applicable material requirements of the Food and Drug Act or any similar foreign law, rule or regulation, or which may give rise to any common law or legal liability of the Company or any Subsidiary under, or otherwise form the basis of any Lien or any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity based on or related to, the Food and Drug Act or any similar foreign law, rule or regulation, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.8 LITIGATION. Except as set forth in Schedule 5.8, there is no claim, action or proceeding (including any condemnation proceeding) pending or, to the Knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries by or before any Governmental Entity or arbitrator that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or would reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

         5.9      SEC DOCUMENTS, FINANCIAL STATEMENTS.

                  (a) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act, including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing, and all other documents and registration statements, whether heretofore or hereafter filed with the SEC since January 1, 1996, and the Registration Statement, when declared effective, being hereinafter referred to as the "SEC Documents" except where failure to file would not reasonably be expected to have a Material Adverse Effect). The Common Stock is currently listed or quoted on the Principal Market, which is, as of the date hereof NASDAQ National Market. The Company has not provided to the Investor any material information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the Investor of the Prospectus contained in the Registration Statement in connection with sales of Common Stock by the Investor, such Prospectus will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such Prospectus. The financial statements of the Company included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (b) During the three (3) years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

         5.10 NO UNDISCLOSED OR CONTINGENT LIABILITIES. Neither the Company nor any of its Subsidiaries has any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP, except for claims, liabilities or obligations (i) reflected or reserved against on the Balance Sheet, (ii) disclosed in the Company's most recent Form 10-K or any SEC Document filed subsequent to such Form 10-K (iii) incurred by the Company or any of its Subsidiaries since September 30, 2000 in the ordinary course of business and consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect or (iv) as set forth in the Disclosure Schedule.

         5.11 TAXES. The Company has timely filed all Tax Returns required to be filed and has paid all federal, state, county, local and foreign taxes for all the tax years through December 31, 1999 shown on such Tax Returns as being due and payable, to the extent such taxes have become due (other than taxes which are being challenged in good faith by the Company and have been adequately reserved for by the Company), except where any failure to file or pay would not have a Material Adverse Effect. There are no unpaid tax deficiencies or assessments which would reasonably be expected to have a Material Adverse Effect. The Company has paid all Taxes which have become due and payable by the Company (other than Taxes which are being challenged in good faith or have been adequately reserved for by the Company), whether pursuant to any assessments, or otherwise, except where any failure to pay would not have a Material Adverse Effect. The amounts currently set up as provisions for Taxes or otherwise by the Company on its books and records are sufficient in all material respects for the payment of all its unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, except where any insufficiency would not have a Material Adverse Effect.

         5.12 EMPLOYEE BENEFIT PLANS. All employee benefit plans and other benefit arrangements covering the employees of the Company and its Subsidiaries (the "Benefit Plans") have been operated and administered in all material respects in compliance with their terms and applicable law, and there are no claims, liabilities or obligations of any kind whatsoever relating to the Benefit Plans which individually or in the aggregate would have a Material Adverse Effect.

         5.13 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Disclosure Schedule, since September 30, 2000, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

                           (i)      any event, occurrence, development or state
of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                           (ii)     any declaration, setting aside or payment of
any dividend or other distribution with respect to any shares of Capital Stock of the Company, other than the normal quarterly dividend of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                           (iii)    any amendment of any material term of any
outstanding security of the Company or any Subsidiary;

                           (iv)     any incurrence, assumption or guarantee by
the Company or any Subsidiary of any indebtedness for borrowed money, other than working lines of credit or borrowings under existing lines of credit, and any license fees and royalties and pursuant to any lease;

                           (v)      any creation or assumption by the Company or
any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

                           (vi)     any making of any loan, advance or capital
contributions to or investment in any Person in excess of $500,000 other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice;

                           (vii)    any damage, destruction or other casualty
loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                           (viii)   any transaction or commitment made, or any
contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in any such case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

                           (ix)     any change in any method of accounting or
accounting practice by the Company or any Subsidiary.

         5.14     ENVIRONMENTAL MATTERS.

                  (a) The Company and its Subsidiaries have obtained all permits, licenses and other authorizations, and have made all registrations and given all notifications, that are required with respect to the operation of their respective businesses under all applicable Environmental Laws other than those permits, licenses, other authorizations, registrations and notifications the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) The Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and other authorizations referred to in subsection (a) of this Section 5.14, and also in compliance in all material respects with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, settlement agreement, notice or demand letter issued, entered, promulgated or approved thereunder, other than where the failure to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect.

                  (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter (collectively "Actions") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating in any way to Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder other than Actions that, if determined adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

         5.15     MATERIAL CONTRACTS.

                  (a) Except as set forth in Schedule 5.15, neither the Company nor any Subsidiary is a party to or bound by any agreement or contract, written or oral, material to the Company and its Subsidiaries taken as a whole except as filed pursuant to Section 10 of Item 601 of Regulation S-K as an exhibit to any of the SEC Documents ("Material Contracts").

                  (b) Each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent that such enforceability is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity, and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto is in conflict therewith or in violation or breach thereof or default thereunder, except for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.16 PROPERTIES; ENCUMBRANCES. Subject to the next succeeding sentence, each of the Company and its Subsidiaries has good and valid title, and in the case of real property, insurable title, to all material properties and assets which it purports to own (real, personal and mixed, tangible and intangible, including all forms of goodwill, rights, intellectual property and intellectual property rights) (collectively, the "Company Assets"), including, without limitation, all the material properties and assets reflected on the Balance Sheet (except for (i) real and personal property sold since the date of the Balance Sheet or which was obsolete or no longer useful in connection with the businesses of the Company and its Subsidiaries and (ii) capital leases reflected on the Balance Sheet), and all material properties and assets purchased by the Company and its Subsidiaries since the date of the Balance Sheet. All Company Assets are free and clear of all liens, mortgages, claims, interests, charges, security interests or other encumbrances or adverse interests of any nature whatsoever and other title or interest retention arrangements, except (A) as reflected on the Balance Sheet, (B) as set forth on
SCHEDULE 5.16 of the Disclosure Schedule, (C) statutory Liens of carriers, warehousemen, mechanics, workmen and materialmen for liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not yet delinquent or being contested in good faith, (D) such defects, irregularities, encumbrances and other imperfections of title as normally exist with respect to property similar in character and that, individually or in the aggregate together with all other such exceptions, do not have a Material Adverse Effect, (E) Liens for Taxes and (F) Liens that do not interfere with the present use of the property subject to the Lien ("Liens").

         5.17 INSURANCE. All current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to the Company or any of its Subsidiaries are in full force and effect. With respect to all such insurance policies providing insurance coverage to the Company or any of its Subsidiaries, no premiums are in arrears and no notice of cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term. To the Company's knowledge, the insurance coverage of the Company and its Subsidiaries is consistent with the coverage generally maintained by corporations of similar size and engaged in similar lines of business.

         5.18 EMPLOYEE CLAIMS; LABOR MATTERS. There are no claims or actions pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, unions, or former employees that would, or would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries have no collective bargaining agreements covering employees of the Company or any Subsidiary.

         5.19 MATERIAL DISCLOSURE. To the Knowledge of the Company, there is no fact, transaction or development which the Company has not disclosed to the Investor in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Agreement (including any Exhibit or Schedule hereto) and any written statements, documents or certificates furnished to the Investor by the Company or its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby, taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         5.20 INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights the Company reasonably believes are necessary to conduct the general business now operated by them and neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         5.21 NO GENERAL SOLICITATION IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its Subsidiaries or affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D under the Securities Act) with respect to any of the Common Stock offered hereby, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock offered hereby under the Securities Act.

         5.22 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. To the Company's Knowledge, since September 30, 2000, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company.

         5.23 NO INTEGRATED OFFERING. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require the offering of such other securities to be integrated with the shares of Common Stock to be issued under this Agreement.

         5.24 NO BROKERS. Except as set forth in the Schedule 5.24, the Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Investor relating to this Agreement for the transactions contemplated hereby.

         5.25 NO VIOLATION OF COVENANTS. No material event of default has occurred and is continuing (or event which with the lapse of time or notice or both would constitute such an event) which has not otherwise been waived under any revolving credit facility, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed or any other material agreement to which the Company or any of its Subsidiaries is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

                                       VI.

                            COVENANTS OF THE COMPANY

         6.1 REGISTRATION RIGHTS. The Company shall comply in all material respects with the terms of the Registration Rights Agreement.

         6.2 RESERVATION OF COMMON STOCK. Except as disclosed in the SEC Documents, the Company has reserved and will continue to reserve and keep available at all times in any Investment Period, such number of shares of Common Stock, free of preemptive rights, necessary to enable the Company to satisfy any obligation to issue shares of its Common Stock incident to the Closings in such Investment Period and incident to the exercise of the Warrants issued hereunder, such amount of shares of Common Stock to be reserved to be calculated based upon the Floor Price therefor under the terms of this Agreement, and assuming the full exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the Purchase Price therefor and the issuance of the Warrants and (b) stock splits and stock dividends and distributions.

         6.3 LISTING OF COMMON STOCK. During the term of this Agreement, the Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrants). The Company further agrees that, if the Company applies to have the Common Stock traded on any Principal Market other than NASDAQ National Market, it will include in such application the Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrants), and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. If the Principal Market is NASDAQ National Market, the Company shall maintain sufficient net tangible assets to satisfy the requirements of the NASD for the listing of the Common Stock on NASDAQ National Market.

         6.4 EXCHANGE ACT REGISTRATION. During the term of this Agreement, the Company will cause its Common Stock to continue to be registered under
Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. If required, the Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         6.5 LEGENDS. The certificates evidencing the Common Stock to be issued to the Investor at each Closing and upon the exercise of the Warrants (except as otherwise as provided by Section 7.1) shall be free of legends or stop transfer or other restrictions.

         6.6 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence and solvency of the Company; PROVIDED, HOWEVER, that nothing herein shall be construed to limit the ability of the Company to partake in any merger, asset sale, or acquisition transaction involving the Company, subject to the Company's complying with the terms of this Agreement.

         6.7 "BLACKOUT PERIOD". During the term of this Agreement, the Company will immediately upon the occurrence of any of the following events in respect of the Registration Statement or related Prospectus in respect of an offering of securities required to be registered under this Agreement or the Registration Rights Agreement: (a) receipt by the Company of any request from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of such registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event which makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, in which event the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus.
The Investor shall not be obligated to purchase any shares pursuant to a Minimum Obligation or an Additional Purchase Notice during a portion of an Investment Period in which any of the foregoing events continued.


                                      VII.

                      LEGENDS AND DELIVERY OF CERTIFICATES,
                        COMPLIANCE AND INVESTOR COVENANTS

         7.1 LEGENDS AND DELIVERY OF CERTIFICATES. The Warrants and, unless otherwise provided below, the certificates evidencing the Common Stock to be issued to the Investor at any Closing and upon exercise of the Warrants, will bear the following legend (the "Legend"):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         In the event shares of Common Stock are issued incident to a Closing or upon exercise of the Warrants in circumstances pursuant to which shares of Common Stock are either required to bear the Legend or are not to bear the Legend, such certificates (bearing or not bearing the Legend, as appropriate) shall be issued and delivered to the Investor or as otherwise directed by the Investor on the applicable Closing Date or within two (2) Trading Days of the surrender of the Warrants for exercise (together with all other documentation required to be delivered to effect such exercise), as applicable, in each case against payment therefor.

         The Company shall cause the transfer agent for the Common Stock to issue and deliver to the Investor or as otherwise directed by the Investor, shares of Common Stock not bearing the Legend, during the following periods and under the following circumstances and without the need for any further advice or instruction or documentation to the transfer agent by or from the Investor:

                  (a) At any time from and after the effective date of the applicable registration statement: (i) incident to the issuance of any shares of Common Stock pursuant to a Closing; (ii) incident to the exercise of the Warrants; and (iii) upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; PROVIDED THAT in connection with such event the Investor confirms to the transfer agent that it intends to sell such Common Stock to a third party which is not an Affiliate of the Company or the Investor, and the Investor agrees to redeliver such Common Stock to the transfer agent to add the Legend in the event the Common Stock is not sold; and

                  (b) At any time from and after the Closing Date, upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by representations that (i) the then holder thereof is permitted to dispose of such Common Stock pursuant to Rule 144(k) under the Securities Act, (ii) such holder intends to effect the sale or other disposition of such Common Stock whether or not pursuant to the Registration Statement, to a purchaser or purchasers who will not be subject to the registration requirements of the Securities Act or (iii) such holder is not then subject to such requirements;

PROVIDED THAT in the case of surrenders described in clauses (i), (ii) and
(iii) thereof, the holder provides an opinion of counsel in form and substance reasonably satisfactory to the Company.

         7.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or stop transfers or other restrictions on transfer have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

         7.3 INVESTOR'S COMPLIANCE. Nothing in this Article VII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.


                                      VIII.

                         OTHER ISSUANCES OF COMMON STOCK

         8.1 EQUITY OFFERING ADJUSTMENT TO PURCHASE PRICE. In the event that the Company makes an Equity Offering during an Investment Period, then notwithstanding anything herein to the contrary, the purchase price per share of Common Stock for any Investment Amount made solely within such Investment Period but following the consummation of the Equity Offering shall be the lower of (a) the lowest effective purchase price per share of Common Stock received by the Company in any such Equity Offering, and (b) the price per share of Common Stock determined hereunder with respect to Purchases of Common Stock effected by the Investor during such Investment Period.

         8.2 OTHER ADJUSTMENTS TO PURCHASE PRICE AND FLOOR PRICE. The volume-weighted average price of the Common Stock for any Trading Day used to calculate the Purchase Price and the Floor Price shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the Company's Common Stock.


                                       IX.

                  CHOICE OF LAW AND VENUE, WAIVER OF JURY TRIAL

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in the United States District Court for the Northern District of California unless such District Court declines jurisdiction, in which case such actions or proceedings shall be litigated only in the state court located in San Francisco County, California. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of California or the Northern District of California by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) Trading Days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                       X.

              ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION

         10.1 ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's rights and obligations under this Agreement may be assigned at any time, in whole, with the prior written consent of the Company (which consent shall not be unreasonably withheld) to any Affiliate of the Investor (a "Permitted Transferee"). The rights and obligation of the Investor under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

         10.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         10.3 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its prior consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, the Company shall consult with the Investor before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

         10.4 TERMINATION. (a) The Company may, in its sole discretion, terminate this Agreement and Investor's obligations and rights to purchase any Investment Amount for the remainder of the Commitment Period by delivery of written notice of termination to the Investor. Such written notice shall be delivered by the Company to the Investor one (1) Trading Day prior to the effective date of such termination.

                  (b) The Investor may terminate this Agreement as a result of (i) a breach (which is not cured in accordance with this Agreement) by the Company of any material representation, warranty, covenant or other obligation in this Agreement or the Registration Rights Agreement or (ii) if the Investor reasonably determines, in its sole discretion, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, changes of capital adequacy) makes it illegal or materially impractical for the Investor to fulfill its commitment pursuant to this Agreement, but in the case of either (i) or (ii) above, Investor may terminate this Agreement only after a 60-day period in which the parties negotiate in good faith, in the case of (i), a reasonable substitute for such provision or, in the case of (ii), a reasonable alternative manner not illegal or impossible for the Investor to fulfill its commitment pursuant to this Agreement.


                                       XI.

                NOTICES, ETC., COST AND EXPENSES, INDEMNIFICATION

         11.1 NOTICES, ETC.. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (a) if to the Company, to: Cygnus, Inc., 400 Penobscot Drive, Redwood City, California 94063;
Attention: Chief Executive Officer, Facsimile No.: (650) 367-5060, with copy;
Attention: General Counsel (b) if to the Investor, Cripple Creek Securities, LLC, 195 Maplewood Avenue, Maplewood, New

Jersey 07040, Attention: Robert L. Chender, Facsimile No.: (973) 313-6491, with copies (which shall not constitute notice) to: Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004-1202, Attn. L. Stevenson Parker, Facsimile No.: (202) 942-5999. Subject to Section 2.3(c), notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile during normal business hours of the recipient. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

         11.2 COSTS AND EXPENSES. The Company shall be responsible for the Investor's (a) legal fees and related expenses incurred in entering into this Agreement up to a maximum amount of $25,000, and (b) costs and expenses in connection with the performance of its obligations hereunder up to a maximum amount of $5,000 for each calendar quarter. The Company agrees to pay the Investor the amounts due under clause (b) of the preceding sentence within thirty (30) days following the Investor's request therefor. In the event payment is not received within such thirty (30) day period, Investor shall have the right to deduct any such amounts owed by the Company to the Investor from any amounts owed by the Investor to the Company pursuant to Section 2.4(c) herein.

         11.3     INDEMNIFICATION.

                  (a) INDEMNIFICATION OF INVESTOR. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim,
damage and commercially reasonable expense whatsoever, as incurred on a monthly basis, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
damage and expense whatsoever, as incurred on a monthly basis, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED THAT (subject to Section 11.3(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expenses whatsoever, as
incurred on a monthly basis (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; PROVIDED, however, that the indemnity agreement set forth in this Section 11.3(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment thereto), including any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

                  (b) INDEMNIFICATION OF COMPANY. The Investor agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and commercially reasonable whatsoever, as occurred on a monthly basis, arising out of any of the matters referred to in clauses (i), (ii) and (iii) of Section 11.3(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

                  (c) ACTION AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of his indemnity agreement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its own counsel in any such case but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified parties), in any of which events such reasonable fees and expenses of one additional counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to one local counsel) for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11.3 or Section 11.4 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

                  (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the commercially reasonable fees and expenses of counsel under circumstances where the indemnifying party is required to provide such reimbursement hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11.3(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request (unless such fees are less than $15,000 per month) prior to the date of such settlement. No party hereto shall be responsible for any settlement agreed to by the other party unless such settlement is consented to by the first party or the settlement is permitted without such consent under this paragraph (d). If a court of competent jurisdiction determines by final order that any person who received reimbursement of fees and expenses pursuant to this Agreement was not entitled thereto, such person shall promptly pay such amounts to the payor with interest at eight percent (8%) per annum from the date of payment.

         11.4     CONTRIBUTION. If the indemnification provided for in Section
11.3 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or commercially reasonable expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand from the offering of the Common Stock pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(a) above but also the relative fault of the Company on the one hand and of the Investor on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or commercially reasonable expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective portions as the total proceeds from the offering of the Common Stock pursuant to this Agreement received by the Company from the Investor and the total profits received by the Investor upon the sale of such Common Stock bear to the aggregate public offering price.

         The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 11.4, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 11.4, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

         11.5 GENERAL INDEMNIFICATION. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.


                                      XII.

                                  MISCELLANEOUS

         12.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

         12.2 SURVIVAL: SEVERABILITY. (a) The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.3 and 11.4 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period,
(ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED THAT such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         12.3 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         12.4 EFFECTIVENESS OF THE AGREEMENT. This Agreement shall be effective as of the Effective Date.

                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

CRIPPLE CREEK SECURITIES, LLC               CYGNUS, INC.



By:   /s/ Robert L. Chender                 By:  /s/ Craig W. Carlson
     ------------------------------              --------------------------------------------------
     Name:  Robert L. Chender                    Name:  Craig W. Carlson
     Title: Principal                            Title: Senior Vice President - Finance and Chief
                                                        Financial Officer








    [SIGNATURE PAGE TO STRUCTURED EQUITY LINE FLEXIBLE FINANCING AGREEMENT]

                                    EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                  CYGNUS, INC.

                          Common Stock Purchase Warrant

         Cygnus, Inc., a Delaware corporation (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cripple Creek Securities, LLC, having an address at 195 Maplewood Avenue, Maplewood, New Jersey 07040, ("Purchaser") or any other Warrant Holder (hereinafter defined) is entitled, on the terms and conditions set forth below, to purchase from the Company at any time after the date hereof (subject to the provisions of Section 2 hereof) and ending sixty (60) months after the date hereof, up to that number of fully paid and nonassessable shares of the common stock, par value $.001 per share, of the Company (the "Common Stock") as determined pursuant to Section 2.6 of the Agreement (hereinafter defined) at the Purchase Price (hereinafter defined) per share, as the same may be adjusted pursuant to Section 5 herein.

1.       DEFINITIONS.

         (a) The term "Purchase Price" shall mean the Warrant Exercise Price as such term is defined in the Structured Equity Line Flexible Financing(SM) Agreement by and between the Company and the Purchaser, dated as of March 23, 2001 (the "Agreement").

         (b) The term "Warrant Holder" shall mean the Purchaser or any permitted assignee of all or any portion of this Warrant, subject to the limitations set forth herein.

         (c) The term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

         (d) Other terms used herein which are defined in the Agreement or the Registration Rights Agreement by and between the Company and the Purchaser, dated as of June 30, 1999 (the "Rights Agreement"), shall have the same meanings herein as therein.

2.       EXERCISE OF WARRANT.

         This Warrant may be exercised by Warrant Holder, in whole or in part, at any time and from time to time, on or prior to the date sixty (60) months from the date hereof, by either of the following methods:

         (a) The Warrant Holder may surrender this Warrant, together with cash, a certified check payable to the Company or wire transfer of immediately available funds to an account designated by the Company representing the aggregate Purchase Price of the number of Warrant Shares for which the Warrant is being surrendered and the form of subscription attached hereto as EXHIBIT A, duly executed by Warrant Holder ("Subscription Notice"), at the offices of the Company; or

         (b) The Warrant Holder may also exercise this Warrant, in whole or in part, on a "cashless" or "net-issue" basis by delivering to the offices of the Company this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to the Warrant Holder and the number of Warrant Shares to be surrendered in payment of the aggregate Purchase Price according to the following formula:

                          D = FMV - PP multiplied by SS
                              --------
                                FMV

Where

"D" means the number of Warrant Shares to be delivered on exercise of the Warrant, "FMV" means the Fair Market Value, and "SS" means the number of Warrant Shares to be delivered in payment of the Purchase Price "PP" means Purchase Price

         (c) such that, without the exchange of any funds, the Warrant Holder will receive that number of Warrant Shares (and such other consideration otherwise issuable, or payable, upon exercise of this Warrant) less that number of Warrant Shares having an aggregate Fair Market Value on the date prior to the date of exercise equal to the aggregate Purchase Price that would otherwise have been paid by the Warrant Holder as specified in the Subscription Notice.

         In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

3.       DELIVERY OF CERTIFICATES.

         (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company shall transmit the certificates (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt of the Warrant, the Subscription Notice and payment of the aggregate Purchase Price in Section 2(a) or 2(b), as appropriate ("T+3"). In lieu of delivering physical certificates representing the Common Stock issuable upon exercise, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Warrant Holder by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

         (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event Warrant Holder shall be entitled to cash equal to the Fair Market Value of such fractional share.

4.       REPRESENTATIONS AND COVENANTS.

         (a) REPRESENTATIONS AND COVENANTS OF THE COMPANY. From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on a Principal Market so long as it is publicly traded and shall not amend its Certificate of Incorporation or Bylaws so as to adversely affect any rights of the Warrant Holder under this Warrant in any material respect.

         (b) REPRESENTATIONS AND COVENANTS OF THE PURCHASER. The Purchaser shall not resell Warrant Shares, unless such resale is pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from such registration requirements and such sale otherwise complies with state and federal securities laws.

5.       ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

         The number and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

         (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such split-up or combination shall forthwith be proportionately increased in the case of a split-up, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price payable per share, so that the aggregate Purchase Price payable for the total number of Warrant
Shares purchasable under this Warrant as of such date shall remain the same.

         (b) STOCK DIVIDEND. If at any time after the date hereof but prior to the expiration of this Warrant, the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price per share shall be adjusted so that the aggregate Purchase Price for the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Purchase Price immediately before such record date (or on the date of such distribution, if applicable).

         (c) OTHER DISTRIBUTIONS. If at any time after the date hereof but prior to the expiration of this Warrant, the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into or exchangeable for Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be reduced to equal: (i) the Purchase Price in effect immediately before the occurrence of any such event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

         (d) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge into or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

         (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

6.       NO IMPAIRMENT.

         The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out all of such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

7.       NOTICE OF ADJUSTMENTS.

         Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder (by first class mail, postage prepaid) a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment.

8.       RIGHTS AS SHAREHOLDER.

         Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than a cash dividend), any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (other than the right to vote), the Company shall provide notice pursuant to
Section 13 below to each Warrant Holder, at least 10 days prior to the date of such record, therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

9.       LIMITATION ON EXERCISE.

         Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised by the Warrant Holder to the extent that, after giving effect to Warrant Shares to be issued pursuant to a Subscription Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of ownership of this Warrant, or ownership of other securities that have limitations on the holder's rights to convert or exercise similar to the limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock. The delivery of a Subscription Notice by the Warrant Holder shall be deemed a representation by such holder that it is in compliance with this paragraph. The term "deemed beneficially owned" as used in this Warrant shall exclude shares that might otherwise be deemed beneficially owned by reason of the exercise of this Warrant.

10.      REPLACEMENT OF WARRANT.

         On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at the Warrant Holder's expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11.      SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION AND CHOICE OF LAW.

         (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

         (b) EACH OF THE COMPANY AND THE WARRANT HOLDER (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURT LOCATED IN SAN FRANCISCO COUNTY, CALIFORNIA FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF THE COMPANY AND THE WARRANT HOLDER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         (c) THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICT OF LAWS.

12.      ENTIRE AGREEMENT: AMENDMENTS.

         This Warrant and the provisions contained in the Agreement and the Rights Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby and except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. This Warrant and any term thereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

13.      NOTICES.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         to the Company:

         Cygnus, Inc.
         400 Penobscot Drive
         Redwood City, CA  94063
         Attn: Chief Executive Officer
         Fax:  (650) 369-4300

         with copies to:

         Cygnus, Inc.
         400 Penobscot Drive
         Redwood City, CA  94063
         Attn: General Counsel
         Fax:  (650) 369-4300

         to the Purchaser:

         Cripple Creek Securities, LLC
         c/o Palladin Group, L.P.
         195 Maplewood Avenue
         Maplewood, New Jersey 07040
         Attn: Robert L. Chender
         Fax: (973) 313-6490

         with copies to:

         Arnold & Porter
         555 12th Street, N.W.
         Washington, D.C.  20004
         Attn: Richard E. Baltz
         Fax:  (202) 942-5999

Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days prior written notice of such changed address to the other party hereto.

14.      MISCELLANEOUS.

         This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

15.      ASSIGNMENT.

         This Warrant may not be assigned, by the Warrant Holder, in whole or in part, without the prior written consent of the Company; PROVIDED, HOWEVER, that upon written notice to the Company, the Warrant Holder may assign this Warrant, in whole or in part, to an Affiliate of the Warrant Holder without the Company's consent. In either case, to effect a transfer of this Warrant, the Warrant Holder shall submit this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

Dated:  ____ __, 200_

                             CYGNUS, INC.



                             By: _______________________________
                             Printed: ______________
                             Title: ________________



Attest:

By:____________________________

Its:___________________________






                           [SIGNATURE PAGE TO WARRANT]

                               SUBSCRIPTION NOTICE
                           (FORM OF WARRANT EXERCISE)
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

TO _______________

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant:

    _____(A) for, and to purchase thereunder, _______________ shares of Common Stock of Cygnus, Inc., a Delaware corporation (the "Common Stock"), and herewith, or by wire transfer, makes payment of $_____therefor; or

    _____(B) in a "cashless" or "net-issue exercise" for, and to purchase thereunder _______________ shares of Common Stock.

                  The undersigned requests that the certificates for such shares be issued in the name of, and

    _____(A)      delivered to ___________________, whose address is
                  _____________________; or

    _____(B)      electronically transmitted and credited to the account of
                  ______________ undersigned's prime broker (Account No.
                  _______________) with Depository Trust Company through its Deposit Withdrawal Agent Commission system.


Dated: _______________
_______________________


                                  ________________________________________
                                  (Signature must conform to name of holder as specified on the face of the Warrant)



                                  _________________________
                                  (Address)

                                  Tax Identification Number: _____________
                                  ____________________

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

         For value received, the undersigned hereby sells, assigns, and transfers unto ______________ the right represented by the within Warrant to purchase ____ shares of Common Stock of Cygnus, Inc., a Delaware corporation, to which the within Warrant relates, and appoints _________ Attorney to transfer such right on the books of Cygnus, Inc., a Delaware corporation, with full power of substitution of premises.

Dated: _______________


                                  ________________________________________
                                   (Signature must conform to name of holder as specified on the face of the Warrant)

                                  ________________________________________
                                                    (Address)
Signed in the presence of:


__________________________

                                    EXHIBIT B

                                ___________, 200_


Cripple Creek Securities, LLC
195 Maplewood Avenue
Maplewood, NJ 07040


Ladies and Gentlemen:

                  We have acted as counsel for Cygnus, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale to you of _________ shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to that certain Structured Equity Line Flexible Financing Agreement, dated as of March 23, 2001 (the "Agreement"), between you and the Company. This opinion is rendered pursuant to
Section 3.2(h) of the Agreement. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Agreement.

                  We have examined executed copies of the Agreement and such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinion expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company.

                  We have assumed the genuineness of all signatures and documents submitted as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and, as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

                  We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement that would modify the terms or rights and obligations of the parties thereunder.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal laws of the United States.

                  Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. The Company has full corporate power and authority to own its properties and to carry on its business in the manner described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                  3. The authorized capital stock of the Company consists of 55,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value. No shares of the Company's capital stock are entitled to preemptive rights pursuant to the Company's Certificate of Incorporation or By-Laws or the General Corporation Law of the State of Delaware.

                  4. The Company has full corporate power and authority to enter into and perform the Agreement and the Registration Rights Agreement (collectively, the "Transaction Documents") and to issue the Shares.

                  5. The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company.

                  6. The Transaction Documents are valid and binding obligations of the Company enforceable in accordance with their terms.

                  7. The Shares will be duly and validly authorized, and, upon delivery thereof and payment therefor in accordance with the Transaction Documents, will be duly and validly issued and will be fully paid and nonassessable.

                  8. To our knowledge, the execution and delivery of the Transaction Documents by the Company do not conflict with or violate its Certificate of Incorporation or By-Laws.

                  9. To our knowledge, except as described in the SEC documents and in SCHEDULE 5.8 to the Agreement, there is no litigation pending or threatened against the Company.

                  The opinions set forth above are subject to the following qualifications:

                  (a) Our opinion in paragraph 6 above is subject to and limited by: (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law;
         (iii) limitations imposed by public policy or applicable law relating to fiduciary duties; and (iv) the effect of statutes and rules of law which cannot be waived prospectively by an obligor.

                  (b)      We express no opinion as to:

                           (1) provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

                           (2) provisions prohibiting waivers of any terms or provisions of any of the Transaction Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

                           (3)      the unenforceability under certain
         circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

                           (4) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum NON CONVENIENS, in connection with any litigation arising out of or pertaining to the Transaction Documents;

                           (5) provisions providing for a penalty in the event of a default;

                           (6) provisions of the Transaction Documents to the extent that they purport to exclude conflict of law principles under New York law; and

                           (7)      any provision providing for liquidated
         damages.

                  (c) Whenever a statement herein is qualified by "known to us," "to our knowledge" or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company in other matters in which such attorneys are not involved.

This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent.

                                              Very truly yours,


                                              ORRICK, HERRINGTON & SUTCLIFFE LLP

                                  ______, 2001



Cripple Creek Securities, LLC
195 Maplewood Avenue
Maplewood, NJ 07040


Ladies and Gentlemen:


                  I am the Senior Vice President and General Counsel of Cygnus, Inc., a Delaware corporation (the "Company"), and, in this regard, have acted as counsel to the Company in connection with the proposed issuance and sale to you of _________ shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to that certain Structured Equity Line Flexible Financing Agreement, dated as of March 23, 2001 (the "Agreement"), between you and the Company. This opinion is rendered pursuant to Section 3.2(h) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                  I have examined executed copies of the Agreement and such other documents and certificates of public officials and representatives of the Company as I have deemed necessary as a basis for the opinion expressed herein. As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certificates of officers of the Company.

                  I have assumed the genuineness of all signatures and documents submitted as originals, that all copies submitted to me conform to the originals, the legal capacity of all natural persons, and, as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

                  I express no opinion as to the laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States.

                  Based upon the foregoing and subject to the qualifications set forth below, it is my opinion that:

                  1. The Company is duly qualified as a foreign corporation to do business and is in good standing in every United States jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

                  2. No shares of the Company's capital stock are entitled to preemptive rights pursuant to any contract.

                  3. The execution and delivery by the Company of the Agreement and the Registration Rights Agreement do not, to my knowledge, (i) conflict with, constitute a default (or an event with notice or lapse of time, or both, would become a default) under or give to others any right of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument of the Company filed with or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, or
         (ii) require the Company to obtain any consent, approval or authorization of any court or governmental authority.

                  The opinions set forth above are subject to the following qualifications:

                  Whenever a statement herein is qualified by "to my knowledge", it indicates that in the course of representation of the Company no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention.

                  This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by any other person for any purpose without my prior written consent.

                                         Very truly yours,



                                         Barbara G. McClung
                                         Senior Vice President, General Counsel
                                         and Secretary

                                    EXHIBIT C

                                  CYGNUS, INC.

                            COMPLIANCE CERTIFICATE OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

         Pursuant to Section 3.2(j) of the Structured Equity Line Flexible Financing Agreement between Cygnus, Inc.(the "Company") and Cripple Creek Securities LLC dated as of March 23, 2001 (the "Investment Agreement"), the undersigned, John Hodgman, President & Chief Executive Officer of the Company, solely in his capacity as such, and Craig Carlson, Chief Financial Officer of the Company, solely in his capacity as such, each do hereby certify as follows:

         1. They are the duly elected and qualified President & Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, respectively.

         2. The representations and warranties of the Company set forth in the Investment Agreement and the Registration Rights Agreement are true and correct when made and as of the date hereof, except for representations and warranties that speak as of a specific date, which representations and warranties were true and correct as of such date, and except as disclosed in SEC Documents.

         3.       The conditions to Closing contained in Section 3.2(a) through
Section 3.2(l) of the Investment Agreement have been satisfied as of the date hereof with respect to the Closing to be consummated on the date hereof.

         4. There have been no changes to the Certificate of Incorporation or Bylaws of the Company since March 23, 2001.

         5. The Company has performed, satisfied and complied with the covenants, agreements and conditions required by the Investment Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing Date, including but not limited to those set forth in Section 3.2 thereof.

         6. We have carefully examined the Registration Statement and prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and

                  (A) such documents contain all statements and information required to be included therein; the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

In Witness Whereof, the undersigned have executed this Certificate as of this ___ day of ____, 200_.



__________________________________
JOHN HODGMAN
President & Chief Executive Officer



__________________________________
CRAIG CARLSON
Chief Financial Officer



                                       2